SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	65-0503831 (I.R.S. Employer Identification No.)

306 Royal Poinciana Way Palm Beach, FL (Address of principal executive offices)	33480 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration file number to which this form relates: 333-110982

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.0% Series C Cumulative Preferred Shares of Beneficial Interest, $0.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.0% Series C Cumulative Preferred Shares of Beneficial Interest, $0.01 par value per share (Liquidation Preference $25 per share), of Innkeepers USA Trust (the “Registrant”) contained under the caption “Description of Shares of Beneficial Interest” in the Registrant’s Registration Statement on Form S-3 (No. 333-110982) and under the heading “Description of Series C Preferred Shares” in the Registrant’s Prospectus Supplement thereto dated December 17, 2003 and filed pursuant to Rule 424(b) on December 19, 2003 is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 4.1 to Amendment No.1 to the Company’s Registration Statement on Form S-3, Registration No. 333-110982, filed on December 15, 2003, and incorporated herein by reference).

4.2*	Form of Articles Supplementary to the Declaration of Trust of Innkeepers USA Trust.

4.3	Amended and Restated Bylaws of Innkeepers USA Trust (previously filed as Exhibit 4.3 to Amendment No.1 to the Company’s Registration Statement on Form S-3, Registration No. 333-110982, filed on December 15, 2003, and incorporated herein by reference).

*Filed herewith

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INNKEEPERS USA TRUST

Date: December 19, 2003	By:	/s/ Mark A. Murphy

Mark A. Murphy, Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 4.1 to Amendment No.1 to the Company’s Registration Statement on Form S-3, Registration No. 333-110982, filed on December 15, 2003, and incorporated herein by reference).

4.2*	Form of Articles Supplementary to the Declaration of Trust of Innkeepers USA Trust Designating the Terms of the Series C Cumulative Preferred Shares of Beneficial Interest.

4.3	Amended and Restated Bylaws of Innkeepers USA Trust (previously filed as Exhibit 4.3 to Amendment No.1 to the Company’s Registration Statement on Form S-3, Registration No. 333-110982, filed on December 15, 2003, and incorporated herein by reference).

*Filed herewith

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